                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /x/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          BOSTON PRIVATE BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                              NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                          BOSTON PRIVATE BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           MAY 21, 1997 AT 9:00 A.M.

Notice to: Stockholders of BOSTON PRIVATE BANCORP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boston Private Bancorp, Inc. (the "Company") will be held at 225 Franklin Street, 33rd Floor, Boston, Massachusetts, on Wednesday, May 21, 1997, at 9:00 a.m., for the following purposes:

          1. To elect five (5) Class III Directors of the Company;

          2. To adopt the Boston Private Bancorp, Inc. 1997 Long-Term Stock Incentive Plan;

          3. To consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 21, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON BY NOTIFYING THE CLERK, EVEN IF THEY HAVE PREVIOUSLY DELIVERED A PROXY.

                                          By Order of the Board Of Directors

                                          ANA E. STEELE
                                           Clerk

Boston, Massachusetts
Dated: April 1, 1997

                          BOSTON PRIVATE BANCORP, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 21, 1997
                             ---------------------

                                    GENERAL

     This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Boston Private Bancorp, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders of the outstanding shares of the common stock, par value $1.00 per share (the "Common Stock"), of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on May 21, 1997, at 9:00 a.m. Boston time, at 225 Franklin Street, 33rd Floor, Boston, Massachusetts 02110 and at any adjournment or postponement thereof, for the purposes set forth herein.

     The Notice of Annual Meeting of Stockholders and the accompanying proxy are first being sent to stockholders on or about April 1, 1997.

     The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly executed and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees to the Board of Directors and FOR approval of The Boston Private Bancorp, Inc. 1997 Long-Term Stock Incentive Plan (the "Stock Incentive Plan"). In accordance with Securities and Exchange Commission (the "Commission") rules, boxes and designated space are provided on the enclosed proxy card for stockholders to mark if they wish (i) either to vote "for" or to "withhold authority" to vote for one or more of the Company's nominees for directors and (ii) either to vote "for" or "against" approval of the Stock Incentive Plan or to "abstain" from voting on the Stock Incentive Plan. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy by filing an instrument of revocation with Boston Private Bancorp, Inc., Ten Post Office Square Boston, Massachusetts 02109, Attention: Clerk, by filing a duly executed proxy bearing a later date or by appearing in person at the Meeting and withdrawing the proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, HOLDERS OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               VOTING AND QUORUM

     The Board of Directors of the Company has fixed the close of business on March 21, 1997, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date 6,634,441 shares of Common Stock were outstanding and entitled to vote at the Meeting and there were approximately 625 stockholders of record.

     The holders of each share of Common Stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting, or any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share held of record for each matter properly submitted at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common

Stock is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions, votes withheld for director nominees and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, the by-laws of the Company (the "By-laws") provide that such election shall be determined by a plurality of votes cast by stockholders and thus shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of voting for the election of directors. With respect to approval of the Stock Incentive Plan, the affirmative vote of a majority of the votes present or represented at the Meeting is required to approve the Stock Incentive Plan and thus abstentions and broker non-votes will have the effect of a vote against approval of the Stock Incentive Plan.

                                 ANNUAL REPORT

     All holders of record are being sent herewith a copy of the Company's 1996 Annual Report, which contains audited financial statements of the Company for the fiscal years ended December 31, 1996, 1995 and 1994, and a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Commission on March 25, 1997. These reports, however, are not part of the proxy soliciting material.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of fifteen members and is divided into three classes, with each class elected for a three year term. One class of directors is elected by the Company's stockholders at each annual meeting. At the Meeting, five (5) Class III Directors will be elected to serve until the 2000 annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has nominated Herbert S. Alexander, Kate S. Flather, Lynn Thompson Hoffman, Timothy L. Vaill and Charles O. Wood, III for re-election as Class III Directors. Each nominee has agreed to continue to serve as a director, if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted for the election of such other person as the Board of Directors may recommend.

     Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE FIVE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS III DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

INCUMBENT DIRECTORS

     The following table sets forth certain information regarding the directors of the Company, including the nominees for re-election at the Meeting as Class III Directors, based on information furnished by them to the Company:

                                                                                   DIRECTOR
                                                                             AGE   SINCE(1)
                                                                             ---   --------
    CLASS I -- TERM EXPIRES 1998
    John M. Barry......................................  Boston, MA          51     1987
    Eugene S. Colangelo................................  Westborough, MA     49     1987
    Michael M. Davis, Esq..............................  Newton, MA          56     1995
    Eugene F. Rivers, 3rd..............................  Dorchester, MA      47     1991
    Allen Sinai........................................  Boston, MA          58     1995
    CLASS II -- TERM EXPIRES 1999
    Peter C. Bennett...................................  Hingham, MA         58     1986
    Axel J. Leblois (2)................................  Wellesley, MA       48     1997
    Kathleen M. Graveline (3)..........................  Needham, MA         45     1997
    E. Christopher Palmer..............................  Weston, MA          55     1986
    Robert A. Radloff..................................  Boston, MA          49     1993
    CLASS III -- TERM EXPIRES 1997
    Herbert S. Alexander (1)...........................  Westborough, MA     55     1991
    Kate S. Flather (1)................................  Concord, MA         55     1994
    Lynn Thompson Hoffman (1)..........................  Brookline, MA       48     1994
    Timothy L. Vaill (1)...............................  Andover, MA         55     1993
    Charles O. Wood, III (1)...........................  Chambersburg, PA    58     1989

---------------
(1) Nominee for re-election.

(2) The Board of Directors elected Mr. Leblois to serve as a Class II director of the Company for a term commencing January 15, 1997, and expiring in 1999.

(3) The Board of Directors elected Ms. Graveline to serve as a Class II director of the Company for a term commencing May 21, 1997, and expiring in 1999.

     The principal occupation and business experience during the last five (5) years of each director is set forth below:

     Herbert S. Alexander. Mr. Alexander is founder and managing partner of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants established in 1973. He serves on the Boards of the Massachusetts Easter Seal Society, the Alumni Board of Boston University School of Management, and the Board of Directors of the Massachusetts Society of Certified Public Accountants. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting.

     John M. Barry. Mr. Barry has been Chairman, Chief Executive Officer and Treasurer of Amcare Medical Services, Inc., a home health care company headquartered in Newton, Massachusetts, since prior to 1992. He is also President of Cohasset Heights, Ltd., a sanitary landfill facility located in Cohasset, Massachusetts. Formerly, Mr. Barry was co-owner of Barry Bros., Inc., the second largest commercial solid waste hauling company in Massachusetts. Mr. Barry is Chairman of the Carol A. Barry Foundation, Inc., a foundation established for the education and early detection of breast cancer and is the President and serves on the Board of Directors of the Newton Boys & Girls Club.

     Peter C. Bennett. Mr. Bennett is a Director and Executive Vice President of State Street Research & Management Company where he has been a senior executive since 1984. Mr. Bennett is the Chief Investment Officer -- Equities and Head of the Equity Group. He is Chairman of the Board of Directors of Christian

Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also acts as Chairman of the Investment Committee.

     Eugene S. Colangelo. Mr. Colangelo is currently Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including supermarkets, a newspaper, retail liquor stores and a commercial and residential real estate business. Mr. Colangelo also is an elected member of the Star Market Wholesale Advisory Group.

     Michael M. Davis, Esq. Mr. Davis is a tax partner with the law firm of Sullivan & Worcester. He specializes in representing closely held businesses and developers and owners of real estate with respect to business matters, income tax and estate planning. He also represents individuals and families with substantial net worth represented by liquid assets or restricted securities.

     Kate S. Flather. Ms. Flather is President of the Massachusetts Society for the Prevention of Cruelty to Children with which she has been affiliated since 1980. She is a Director of the Child Welfare League of America, Inc., a Trustee of the Concord Museum and a Governor's appointee to the Statewide Advisory Council of the Office for Children. Ms. Flather previously served as administrative aide to Senator John Sparkman of Alabama, Chairman of the Senate Banking Committee and as a trust administrator of the New England Merchants National Bank.

     Kathleen M. Graveline. Ms. Graveline is Senior Vice President/Retail Direct Distribution at John Hancock Financial Services where she has been employed since 1996. Previously, she was a senior executive at Fidelity Investments, Inc. and the Communique Group, Inc. Ms. Graveline is currently a member of the John Hancock Signature Services Board of Directors.

     Lynn Thompson Hoffman. Ms. Hoffman is the Founder and Principal of the Atherton Companies, an investment firm specializing in the financing, acquisition, development and management of historic real estate. Mrs. Hoffman has served as such since 1983. She is President of the Shirley-Eustis House Association, Founder and President of the Endowment for Children in Crisis, Inc., Treasurer of the Massachusetts Society for the Prevention of Cruelty to Children and Trustee of the Children's Advocacy Center of Suffolk County, Inc.

     Axel J. Leblois. Mr. Leblois is currently Chairman of World Times, publisher of The WorldPaper -- an international affairs publication that is circulated in 25 countries. During 1991 through 1995, Mr. Leblois served as President and CEO of Bull HN Information Systems, Inc., formerly Honeywell Information Systems. Mr. Leblois is a director of Wang Laboratories, Inc, since 1984 and of International Data Group since 1996. Mr. Leblois is a Trustee of the New England Conservatory of Music and of the French Library in Boston.

     E. Christopher Palmer. Mr. Palmer is a Certified Public Accountant and founder and principal of his own tax and financial advisory firm since 1977. Mr. Palmer currently serves as Director, Chairman of the Audit Committee and member of the Compensation Committee of Boston Life Sciences, Inc., a Director of Coastal International, Inc. and a Trustee of two private foundations.

     Robert A. Radloff. Mr. Radloff is a private investor who resides in Boston, Massachusetts. From 1976 until 1991 Mr. Radloff was a senior executive of The Boston Company Real Estate Counsel, Inc., an investment advisory firm and wholly owned subsidiary of The Boston Company, Inc. He serves on the Board of Directors of each of the Massachusetts Cultural Council, First Night, Inc., and Friends of Vieilles Maisons Francaises, Inc. Additionally, he is a Trustee of the Isabella Stewart Gardner Museum, an Overseer of WGBH Educational Foundation as well as Children's Hospital, and he is a Member of the American Society of Real Estate Counselors.

     Eugene F. Rivers, 3rd. Reverend Rivers is Pastor of the Azusa Christian Community Church in Dorchester, Massachusetts, where since 1984 he has been dedicated to serving Boston's low-income African-American communities. He is a Director of the Seymour Institute for Advanced Christian Studies and Director of the Dorchester Uhuru Project, Inc. Additionally, he is co-founder of the TenPoint Coalition, co-founder/co-director of the National TenPoint Leadership Foundation, and Chairman of the Board of both Fleet Center Community Ticket Corporation and Boys & Girls Club of Boston.

     Dr. Allen Sinai. Dr. Sinai is President, CEO and Chief Global Economist, Primark Decision Economics, Inc. (PDE) and Chief Global Economist and Vice Chairman, The WEFA Group. Dr. Sinai is responsible for the PDE and WEFA forecasts and analyses of the U.S. and world economics and financial markets, translating this information for senior level decisionmakers in financial institutions, corporations and government. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics. Dr. Sinai is Adjunct Professor of Economics and Finance in the Lemberg Program of International Economics and Finance at Brandeis University. He is a past President and Fellow of the Eastern Economic Association and a Member of the Executive Committee, Western Economic Association. He is a member of and contributor to the National Bureau of Economic Research-National Science Foundation Model Comparison Seminar. Additionally, he has been Chairman of The Committee on Developing American Capitalism (CODAC), is a member of the Time Magazine Board of Economists and a member of the Advisory Board of AYCO Asset Management Company.

     Timothy L. Vaill. Mr. Vaill is President and Chief Executive Officer of the Company. Prior to joining the Company in 1993, he was a Senior Consultant at Fidelity Investments during 1991 and 1992. Previously, Mr. Vaill spent 18 years at The Boston Company where he assumed various executive positions including President of Boston Safe Deposit & Trust Company. He is a Trustee of the New England Aquarium, the USS Constitution Museum and serves as Chairman of the Board of Trustees at Bay State College in Boston. He serves as a Director of the TenPoint Coalition, is an Overseer at the New England Medical Center and was formerly a Trustee at the Hyams Foundation. Mr. Vaill served as a Director of the Massachusetts Society for the Prevention of Cruelty to Children (MSPCC) for 17 years and was the recipient of the MSPCC Annual Leadership Award for his contributions to human services, education, finance and the arts. He is an Advisory Board member of the Krisam Group, based in Washington, DC. He serves as a Director of the Schreiber Corporation in Birmingham, Alabama and the Junior Achievement Foundation in Stamford, Connecticut. He is also on the Board of the Squam Lakes Conservation Society in Holderness, New Hampshire.

     Charles O. Wood, III. Mr. Wood joined the Board of the Company in June 1989 and was elected Chairman of the Board on December 18, 1991. Until his resignation in June 1988, Mr. Wood was a member of the Board of Directors of Valley Bank & Trust Company in Chambersburg, Pennsylvania and of its holding company. Mr. Wood is presently trustee of the Henry Francis du Pont Winterthur Museum, the Isabella Stewart Gardner Museum and Bank of Boston Celebrity Series. He is a Director of JLG Industries, a public company engaged in the manufacturing and marketing of aerial lift platforms located in McConnellsburg, Pennsylvania. A venture capital investor, Mr. Wood also serves on the boards of directors of several early-stage businesses.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors of the Company held thirteen (13) meetings during 1996. The Board of Directors of the Company's sole subsidiary, Boston Private Bank & Trust Company (the "Bank"), held twelve (12) meetings during 1996. All incumbent Directors attended at least 75% of the aggregate number of meetings of the Board of Directors of each of the Company and the Bank and the committees of which he or she was a member in 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are no standing committees of the Board of Directors of the Company. Directors of the Company are elected in accordance with the By-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the Annual Meeting of Stockholders. Any stockholder who seeks to make such a nomination must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under "STOCKHOLDER PROPOSALS".

     The standing committees of the Board of Directors of the Bank consist of the Executive Committee, Compensation Committee, Loan Committee, Trust and Investment Committee, Audit & Risk Management Committee, Community Reinvestment Act ("CRA") Committee and the Nominating Committee.

     The Executive Committee's principal function is to address significant corporate and management matters between meetings of the full Board of Directors. The present members of this committee are Eugene S. Colangelo, Chairman, Robert A. Radloff, Timothy L. Vaill, and Charles O. Wood, III. The Executive Committee held eleven (11) meetings during 1996.

     The Compensation Committee of the Bank provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board where necessary on all compensation and benefits programs of the Company. The present members of this committee are Peter C. Bennett, Chairman, Lynn Thompson Hoffman, E. Christopher Palmer and Charles O. Wood, III. The Compensation Committee held four (4) meetings during 1996.

     The Loan Committee of the Bank provides a comprehensive review function (with the power to modify or disapprove) for personal and commercial loans of $750,000 or more and for all residential mortgage loans of $1,000,000 or more. The present members of the Loan Committee are Eugene S. Colangelo, Lynn Thompson Hoffman, Robert A. Radloff, Chairman, and Timothy L. Vaill. The Loan Committee held twenty-five (25) meetings during 1996.

     The Trust and Investment Committee of the Bank advises the Board of Directors regarding fulfilling its fiduciary responsibilities relating to operation of the Trust Department of the Bank and the administration of fiduciary accounts. The present members of this committee are Eugene S. Colangelo, Michael M. Davis, Kate S. Flather and E. Christopher Palmer, Chairman. The Trust and Investment Committee held twelve (12) meetings during 1996.

     The Audit & Risk Management Committee of the Bank arranges for suitable audits of the financial and business affairs of the Bank, reviews the results of such examinations and reports its findings to the Board of Directors of the Bank at least twice annually. The present members of this committee are Herbert S. Alexander, Chairman, John M. Barry and Dr. Allen Sinai. The Audit & Risk Management Committee held six (6) meetings during 1996.

     The CRA Committee reports to the Bank's Board of Directors concerning compliance with state and federal laws designed to promote the financial involvement of banks in the communities in which they operate. The function of the CRA Committee is to recommend to the Board of Directors of the Bank policies and practices to assist the Bank in meeting its obligations to help meet the needs of its local communities, including low and moderate-income neighborhoods and to monitor the Bank's activities in other CRA-related areas. The present members of this committee are John M. Barry, Eugene F. Rivers, 3rd, Chairman, and Timothy L. Vaill. The CRA Committee held four (4) meetings during 1996.

     The Nominating Committee recommends to the full Board of Directors of the Bank candidates for election as directors of the Bank. Candidates are recommended to the Nominating Committee by current members of the Board of Directors of the Bank. The present members of this committee are Herbert S. Alexander, Peter C. Bennett, Kate S. Flather, Chair, and Charles O, Wood, III. The Nominating Committee held six (6) meetings during 1996.

COMPENSATION OF DIRECTORS

     Effective June 1, 1995, Directors of the Company, who are not full-time employees of the Company or any of its subsidiaries, receive compensation as follows: the Chairman of the Board receives an annual retainer fee of $3,000; each committee chairman receives an annual retainer fee of $2,500; and each other director receives an annual retainer fee of $2,000. In addition, non-employee directors receive $100 per Board of Directors and committee meeting attended.

     Directors are also eligible to receive options to purchase Common Stock under the Directors' Stock Option Plan (the "Directors' Plan"). There are 200,000 shares of Common Stock reserved for issuance under the Directors' Plan. Annually, on or about June 1, non-employee directors are automatically granted options to purchase the following: 3,000 shares to the Chairman of the Board; 2,700 shares to the Chairman of the Executive Committee; and 2,400 shares for each other non-employee director.

THE DIRECTORS' PLAN

     The Directors' Plan became effective on March 31, 1993, with 90,000 shares of the Common Stock reserved for issuance thereunder. In 1995, the Directors' Plan was amended to provide for an additional 110,000 shares of Common Stock to be reserved for issuance thereunder. Pursuant to the terms of the Directors' Plan, the exercise price of an option may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. All options granted under the Directors' Plan shall be Non-Qualified Stock Options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Stock options granted under the Directors' Plan will be exercisable not earlier than one year and not later than ten years after the date they are granted.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table lists the name, age and position of each executive officer of the Company.

             NAME               AGE                      POSITION
------------------------------  ----  -----------------------------------------------
Timothy L. Vaill..............   55   President, Chief Executive Officer and Director
James D. Dawson...............   44   Executive Vice President and Chief Lending
                                      Officer
James D. Henderson............   56   Executive Vice President, Investment Management
                                      & Trust
Amy E. Hunter.................   37   Executive Vice President, Residential Mortgage
                                        Lending
Mark D. Thompson..............   40   Executive Vice President and Treasurer
Carey H. Davis................   39   Senior Vice President and Director of Marketing
                                        Communication
Barbara M. Houlihan...........   41   Senior Vice President and Director of
                                      Technology & Operations
Walter M. Pressey.............   52   Senior Vice President and Chief Financial
                                      Officer

     The principal occupation and business experience during the last five years
(5) of each of the executive officers (other than executive officers who are also directors) of the Company is as follows:

     James D. Dawson. Mr. Dawson joined the Company in 1996 as Executive Vice President and Chief Lending Officer, with responsibility for the Commercial Banking business. Previously, Mr. Dawson was a Senior Vice President and Chief Lending Officer at Andover Bank, after spending 10 years as a senior officer at Shawmut Bank.

     James D. Henderson. Mr. Henderson joined the Company in 1994 as Executive Vice President, with responsibility for the Bank's Investment Management and Trust business. From the early 1980's until joining the Company, Mr. Henderson was Managing Director of Freedom Capital Management Corporation.

     Amy E. Hunter. Ms. Hunter has been with the Company since its inception in 1987. She is an Executive Vice President with responsibility for the Bank's residential mortgage lending business. Prior to joining the Company, Ms. Hunter was a mortgage originator at Boston Safe Deposit & Trust Company.

     Mark D. Thompson. Mr. Thompson joined the Company in 1994 as Executive Vice President and Treasurer with responsibility for the Bank's Deposit Management & Treasury business. From 1987 until the 1994, Mr. Thompson was a senior officer of Wainwright Bank and Trust Company of which he was a founder.

     Carey H. Davis. Ms. Davis joined the Company in 1996 as Senior Vice President and Director of Marketing Communications. Beginning in 1993, Ms. Davis worked with the Company as a consultant and provided marketing communication services. Previously, Ms. Davis was Vice President and Director of Advertising and External Affairs at the Boston Company.

     Barbara M. Houlihan. Ms. Houlihan joined the Company in 1994 as Director of Technology Planning and in 1996 was named Senior Vice President with responsibility for Technology and Operations. During the previous ten years, Ms. Houlihan served as Vice President, Client Trust Services at Fidelity Investments, Inc., and she served as a senior officer at State Street Bank and Trust Company.

     Walter M. Pressey. Mr. Pressey joined the Company in 1996 as Senior Vice President and Chief Financial Officer responsible for the overall management of the finance functions. Previously, Mr. Pressey was employed for several years at The Boston Company as a Senior Vice President.

     Pursuant to the By-laws, the President, Treasurer and Clerk of the Company hold office until the first meeting of the directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for such term, unless a shorter term is specified in the vote electing or appointing them.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation. The following table sets forth information concerning the compensation earned during each of three (3) fiscal years ended December 31, 1996, 1995 and 1994, respectively, paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company. No officer earned in excess of $1,000,000 for the periods indicated.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                        OTHER          SECURITIES
                                                                       ANNUAL          UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)      BONUS($)     COMPENSATION($)     OPTIONS(#)     COMPENSATION($)
             (A)                (B)       (C)          (D)(1)            (E)              (G)               (I)
-----------------------------  ------  ----------   ------------   ---------------   --------------   ----------------
Timothy L. Vaill.............   1996     215,000       166,000(2)           --           25,000             4,500(3)
President and CEO               1995     195,000        75,550(2)           --           20,400             2,925(3)
                                1994     185,000        65,000              --           30,300             1,850(3)
James D. Dawson..............   1996      57,493(4)     25,250(2)           --            7,500                --
Executive Vice President and
Chief Lending Officer
James D. Henderson...........   1996     175,000        25,750(2)       88,129(5)         7,500             4,500(3)
Executive Vice President        1995     150,000        20,400(2)       55,000(5)         7,800             4,500(3)
                                1994     125,000        30,000          45,000(5)        35,100                --
Amy E. Hunter................   1996      88,000(6)     26,000(2)       22,738(5)         7,750             3,770(3)
Executive Vice President        1995      80,000(6)     15,700(2)       18,537(5)         8,000             2,400(3)
Mark D. Thompson.............   1996     130,000        25,750(2)       46,702(5)(7)      7,500             4,500(3)
Executive Vice President and    1995     120,000        20,400(2)       35,140(5)         7,800             2,700(3)
Treasurer....................   1994     105,385        15,000          40,000(5)        20,100                --

---------------

(1) Represents bonus compensation earned in 1994, 1995 and 1996 and paid in January 1995, 1996 and 1997, respectively.

(2) Includes Company-wide Longevity Bonus Awards in 1996 and 1995 respectively of $250 to Mr. Dawson, $750 and $400 to Messrs. Henderson and Thompson, $1,000 and $700 to Ms. Hunter, and $1,000 and $550 to Mr. Vaill.

(3) Represents contributions made to the executive by the Company under its 401(k) plan.

(4) Represents compensation from July 15 through December 1996.

(5) Represents payment pursuant to an individual incentive program developed for the executive based upon the achievement of certain enumerated goals.

(6) Represents compensation based on a four-day work week.

(7) Includes $5,750 awarded to Mr. Thompson under a Bank-wide Cross-selling Sales Incentive program.

     Option Grants. The following table sets forth information concerning the individual grants of options to purchase Common Stock to the named executive officers during the fiscal year ended December 31, 1996.

                                                               PERCENT OF
                                                                 TOTAL
                                                                OPTIONS
                                             NUMBER OF         GRANTED TO
                                             SECURITIES       EMPLOYEES IN     EXERCISE
                                         UNDERLYING OPTIONS      FISCAL         OR BASE
                 NAME                        GRANTED(#)           YEAR       PRICE ($/SH)    EXPIRATION DATE
---------------------------------------  ------------------   ------------   -------------   ----------------
(A)                                                     (B)            (C)             (D)         (E)
Timothy L. Vaill(1)....................        25,000             23.75           3.50           1/17/06
James D. Dawson(2).....................        15,000             14.24           4.00           7/17/06
James D. Henderson(1)..................         7,500              7.12           3.50           1/17/06
Amy E. Hunter(1).......................         7,750              7.36           3.50           1/17/06
Mark D. Thompson(1)....................         7,500              7.12           3.50           1/17/06

---------------

(1) These options vest annually in equal installments over the three year period ending January 17, 1999.

(2) These options vest annually in equal installments over the three year period ending July 17, 1999.

     Option Exercises and Holdings. The following table sets forth information concerning each exercise of options to purchase Common Stock during the fiscal year ended December 31, 1996 by each of the named executive officers and the fiscal year-end number and value of unexercised options to purchase Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF
                                                                    NUMBER OF                   UNEXERCISED
                                 SHARES                            UNEXERCISED                 IN-THE-MONEY
                                ACQUIRED                        OPTIONS AT FISCAL            OPTIONS AT FISCAL
                                   ON           VALUE              YEAR END(#)                  YEAR END($)
            NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
----------------------------  ------------   ------------   -------------------------    -------------------------
(A)                                    (B)            (C)                         (D)                          (E)
Timothy L. Vaill............         --             --             170,202/36,250             $518,432/76,563
James D. Dawson.............         --             --               3,750/11,250             $  4,688/14,063
James D. Henderson..........         --             --              32,275/18,125             $ 78,944/41,094
Amy E. Hunter...............         --             --              10,438/ 9,562             $ 17,704/19,546
Mark D. Thompson............         --             --              21,025/14,375             $ 50,819/31,719

---------------

(1) Based on the closing bid price of $5.25 on the NASDAQ SmallCap Market on December 31, 1996 less the exercise price of the option award. Unless exercised, options expire ten years from the date granted.

STATEMENT OF COMPENSATION PHILOSOPHY

     Compensation Strategy. The Board of Directors and the Compensation Committee compensate members of senior management for their contributions to the Company over both the short and the long-term, and to incent them in such a way as to maximize their performance. Executive compensation is designed to create a performance-oriented environment that differentiates awards based on performance, aligns the interests of senior management with those of the shareholders, attracts and retains key executives critical to the long-term success of the Company and provides compensation opportunities which are fully competitive with those offered in the marketplace. The Compensation Committee reviews compensation studies to determine the competitiveness of its executive compensation program. The relevant market used for compensation analysis includes regional banks of comparable size with similar business mix, private banking organizations within larger banks, and investment management and advisory firms. When compared to the mid range of the relevant market, base salaries are targeted to be at or somewhat below the market while performance-based compensation, which includes both short-term and long-term incentives, are targeted to be at or above the market.

     Base Salaries. The purpose of base salary is to attract and retain key executives who are critical to the Company's long-term success by providing a basic level of income comparable to that of executives in similar positions as well as taking into account the individual's performance and experience. Normal cost of living and appropriate merit adjustments will be made periodically.

     Short-Term Incentives. The purpose of the Company's short-term incentive plans is to motivate and reward executives for the achievement of earnings, sales and growth targets as well as strategic initiatives in a given year in support of a 'pay for performance' philosophy. Under this philosophy, the Compensation Committee awards incentive payments in its discretion based on results in three basic performance areas: overall company success, business line sales growth and contribution to overall profitability and individual performance. Performance is measured primarily on results achieved against internal and external goals, taking into account key indicators and performance measures as determined by the Compensation Committee each year.

     Long-Term Stock Incentives. The purpose of the Company's stock incentive plan is to encourage executives to acquire an ownership interest in the Company. The Compensation Committee believes that ownership of Company Common Stock will provide an incentive to achieve increases in shareholder value over the long-term and will assure a closer identification of senior management with the Company's shareholders by providing them with a more direct stake in the Company's economic success and by aligning the interests of senior management with those of the Company's stockholders.

AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company and the Bank entered into an Executive Employment Agreement effective January 1, 1996 (the "Employment Agreement") to extend, amend and restate the terms of Mr. Vaill's existing employment agreement, which expired in accordance with its terms on December 31, 1995. The Employment Agreement provides for a three-year term which expires December 31, 1998, a term which is extended by one year each December 31st, beginning in 1996, unless the Company provides thirty days' prior written notice to the contrary to Mr. Vaill. Notwithstanding the foregoing, the Company may terminate the Employment Agreement for cause (as defined in the Employment Agreement). If the Company terminates the Employment Agreement without cause, Mr. Vaill will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Vaill terminates his employment for good reason ( as defined in the Employment Agreement) within three years following a change in control (as defined in the Employment Agreement and described below), Mr. Vaill will be entitled to receive a payment equal to 2.99 times his average annual compensation for the five years preceding the change in control, provided that the Company will not be required to make any payment to the extent such payment would constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a "Parachute Payment"). The Employment Agreement also provides (i) that upon any voluntary termination by Mr. Vaill of his employment (other than with good reason), he shall not be employed by any significant competitor of the Company or the Bank (as defined in the Employment Agreement) for two years following such termination and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also eligible to receive stock options under the Employee Incentive Plan and certain incentive payments directly tied to the profit performance of the Company and the Bank.

     The Company and the Bank entered into Change in Control Protection Agreements effective March 19, 1997 (the "Change in Control Agreements") with each of the named executive officers, other than Mr. Vaill, and certain other officers (each an "Executive" and collectively, the "Executives"). The Change in Control Agreements provide for certain payments and other benefits upon the occurrence of a change in control (as defined below) and termination by the Company of an Executive without cause (as defined in the Change in Control Agreements) or by the Executive for good reason (as defined in the Change in Control Agreements) at any time during the three years after a change in control (as defined below). Upon the occurrence of such events, (i) the Executives will receive a payment equal to 2 to 2.5 times his or her average annual compensation for the five most recent taxable years preceding the change in control; (ii) outstanding unvested stock options and restricted stock awards held by the Executives shall become immediately exercisable or otherwise vested and (iii) the Executives will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment to the extent such payment would constitute a Parachute Payment.

     For purposes of the Change in Control Agreements a "change in control" generally means the occurrence of any of the following events: (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")), becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of at least 25% or more of the voting stock of the Company; (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors (as defined in the Change in Control Agreements); or (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company (as defined in the Change in Control Agreements), (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company or (c) any plan of liquidation of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the Record Date regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) the ownership interest in the Common Stock of each director of the Company and each named executive officer of the Company in the Common Stock and (iii) the ownership interest of all directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of Common Stock listed.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL       PERCENT OF
                  NAME OF BENEFICIAL OWNER                          OWNER            CLASS(1)
------------------------------------------------------------- -----------------     ----------
OWNERSHIP OF 5% OR MORE
Harder Management Company, Inc.(2)...........................       577,770             8.71
  Somerset Court
  28l Winter Street Suite 340
  Waltham, MA 02154
Wood Investment Partners (3).................................       525,000(4)          7.91
  273 Lincoln Way East
  Chambersburg, PA 17201
OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
  Herbert S. Alexander.......................................        36,065(5)         *
  John M. Barry..............................................       101,076(5)          1.52
  Peter C. Bennett...........................................        74,700(6)          1.13
  Eugene S. Colangelo........................................        86,599(7)(5)       1.30
  Michael M. Davis...........................................        11,400(8)         *
  Kate S. Flather............................................        10,000(9)         *
  Lynn Thompson Hoffman......................................        53,400(10)(8)     *
  Axel J. Leblois............................................         5,000            *
  E. Christopher Palmer......................................        26,000(5)         *
  Robert A. Radloff..........................................        55,400(5)         *
  Eugene F. Rivers, 3rd......................................         7,684(5)         *
  Allen Sinai................................................        26,900(8)         *
  Charles O. Wood, III.......................................       525,000(4)          7.91
  Timothy L. Vaill...........................................       282,472(11)(12)     4.13
  James D. Henderson.........................................        49,275(13)        *
  James D. Dawson............................................        10,625(14)        *
  Amy E. Hunter..............................................        18,650(15)        *
  Mark D. Thompson...........................................        36,275(16)        *
  Walter M. Pressey..........................................         7,250(17)        *
  Barbara M. Houlihan........................................         8,400(18)        *
  Carey H. Davis.............................................         3,250(19)        *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (21
  PERSONS)...................................................     1,435,421(20)        20.52

---------------

  * Represents less then 1%

 (1) As calculated pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

 (2) In a Schedule 13G filed with the Commission, Harder Management Company, Inc. ("Harder") has indicated that it is a Massachusetts registered Investment Adviser holding 577,770 shares on behalf of its clients in accounts over which it has investment discretion. Such Schedule 13G indicates that no other person has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. In such Schedule 13G, Harder disclaims beneficial ownership of such shares except in its capacity as an investment adviser.

 (3) Wood Investment Partners is a Pennsylvania general investment partnership, of which Mr. Wood is the managing partner. Includes 5,000 shares subject to options which are currently exercisable granted to Mr. Wood pursuant to the Directors' Plan.

 (4) Includes (i) 5,000 shares subject to options which are currently exercisable granted to Mr. Wood pursuant to the Directors' Plan and (ii) 520,000 shares owned by Wood Investment Partners, of which Mr. Wood is the managing partner.

 (5) Includes 4,400 shares subject to options which are currently exercisable granted pursuant to the Directors' Plan.

 (6) Includes 4,700 shares subject to options which are currently exercisable granted pursuant to the Directors' Plan.

 (7) Includes 6,766 shares owned by Mr. Colangelo's wife and 16,236 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims beneficial ownership of all such shares.

 (8) Includes 2,400 shares subject to options which are currently exercisable granted pursuant to the Directors' Plan.

 (9) Includes 3,400 shares subject to options which are currently exercisable granted to Ms. Flather pursuant to the Directors' Plan.

(10) Includes 23,000 shares owned by Ms. Hoffman's husband. Ms. Hoffman disclaims beneficial ownership of all such shares.

(11) Includes 3,000 shares owned by Mr. Vaill's children. Mr. Vaill disclaims beneficial ownership of all such shares.

(12) Includes 197,702 shares subject to options which are currently exercisable granted to Mr. Vaill pursuant to the 1988 Employee Incentive Stock Option Plan ("the Employee Plan").

(13) Includes 47,275 shares subject to options which are currently exercisable granted to Mr. Henderson pursuant to the Employee Plan.

(14) Includes 5,625 shares subject to options which are currently exercisable granted to Mr. Dawson pursuant to the Employee Plan.

(15) Includes 16,750 shares subject to options which are currently exercisable granted to Ms. Hunter pursuant to the Employee Plan.

(16) Includes 32,275 shares subject to options which are currently exercisable granted to Mr. Thompson pursuant to the Employee Plan.

(17) Includes 6,250 shares subject to options which are currently exercisable granted to Mr. Pressey pursuant to the Employee Plan.

(18) Includes 7,400 shares subject to options which are currently exercisable granted to Ms. Houlihan pursuant to the Employee Plan.

(19) Includes 1,250 shares subject to options which are currently exercisable granted to Ms. Davis pursuant to the Employee Plan.

(20) Includes 361,227 shares subject to options which are currently exercisable.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. In Fiscal Year 1996, Mr. Pressey, Mr. Dawson, Ms. Houlihan and Ms. Davis inadvertently failed to file a Form 3 with respect to their status as an Executive Officer of the Company. Each of these individuals subsequently filed the required forms.

                                  PROPOSAL 2.
                ADOPTION OF 1997 LONG-TERM STOCK INCENTIVE PLAN

PROPOSAL 2

     On March 19, 1997, the Board of Directors adopted, subject to stockholder approval at the Meeting, the Stock Incentive Plan to provide for the grant of awards for an aggregate number of shares of Common Stock for each fiscal year beginning after December 31, 1997 of up to the sum of the amounts described in
(i) and (ii) below:

          (i) Such aggregate number of shares of Common Stock as does not exceed four percent (4%) of the total shares of outstanding Common Stock as of the last business day of the preceding fiscal year; any shares of Common Stock described in this (i) which are not granted as awards for a fiscal year shall not carry over and be available for awards in any subsequent fiscal year.

          (ii) The shares of Common Stock underlying any awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under this Plan.

     The maximum number of shares of Common Stock available for awards under the Stock Incentive Plan for the fiscal year beginning January 1, 1997 and ending December 31, 1997 (the "Transition Year") shall be 155,877 shares, which amount represents four percent (4%) of the total shares of outstanding Common Stock of the Company as of the last business day of the fiscal year preceding the Transition Year less the number of awards previously granted under the Employee Plan during the Transition Year; any Shares described in this sentence which are not granted as awards for the Transition Year shall not carry over and be available for awards in any subsequent fiscal year.

     Not to exceed this limitation, the Compensation Committee will determine the actual number of shares of Common Stock which may be granted in any particular year based on the Company's performance versus goals established by the Compensation Committee.

     The Stock Incentive Plan authorizes (i) the grant of stock options (as described below) and (ii) the grant of shares of Common Stock with conditions and restrictions.

     Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that can be issued under the Stock Incentive Plan as Incentive Options (as described below) shall not exceed 3,000,000 shares of Common Stock over the ten year life of the Stock Incentive Plan. Additionally, the number of shares of Common Stock that may be granted as Restricted Stock Awards (as described below) shall not exceed 2% of the total shares of Common Stock outstanding each year. In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Stock Incentive Plan also provides that awards of options or restricted stock with respect to no more than 100,000 shares of Common Stock may be granted to any one individual in any calendar year. The shares issued by the Company under the Stock Incentive Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the Stock Incentive Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

     Pursuant to applicable tax laws, stockholders must approve the adoption of the Stock Incentive Plan. The Stock Incentive Plan is attached to this Proxy Statement as Appendix A. The following discussion of the Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

SUMMARY OF STOCK INCENTIVE PLAN

     The following is a summary of certain features of the Stock Incentive Plan:

          Plan Administration; Eligibility. The Stock Incentive Plan will be administered by a Compensation Committee appointed by the Board of Directors. All members of such Committee must be "non-employee directors" as that term is defined under the rules promulgated by the Securities and Exchange Commission and "outside directors" as that term is defined in
     Section 162 of the Code and the regulations promulgated thereunder. The Board of Directors or the Compensation Committee are authorized to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Stock Incentive Plan at any time. However, no amendment shall be made without the approval of the stockholders of the Company if such amendment would increase the number of shares approved for issuance under the Stock Incentive Plan.

          The Compensation Committee has full power to select, from among the employees eligible for awards, the employees to whom awards will be granted, to make any combination of awards to such employees and to determine the specific terms of any award, subject to the provisions of the Stock Incentive Plan. All senior officers (including officers who are also Directors of the Company) and other employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company are eligible to receive awards under the Stock Incentive Plan. All employees, approximately 83 people as of the Record Date, are eligible to receive awards under the Stock Incentive Plan. The number of shares of Common Stock that may be granted to executive officers, directors who are not executive officers and non-executive officers is undeterminable at this time, as such grants are subject to the discretion of the Compensation Committee.

          Termination of Employment. The Compensation Committee has the authority to determine the conditions under which an employee will retain rights under the Stock Incentive Plan upon termination of employment for any reason, while holding any outstanding awards under the Stock Incentive Plan. Notwithstanding the foregoing, if an employee terminates employment by reason of retirement, disability or death any options that are vested but not yet exercised shall be exercisable for a period of up to three years from the date of termination of employment. If the employee terminates employment for any other reason, any options that are vested but not yet exercised shall be exercisable for a period of up to thirty days from the date of termination of employment.

          Change in Control Provisions. In the event of a change in control (as defined in the Stock Incentive Plan) each option granted under the Stock Incentive Plan will become immediately exercisable and each Restricted Stock Award (as defined below) made under the Stock Incentive Plan will be subject to such terms as have been provided by the Compensation Committee in connection with such options and award.

          Stock Options. The Stock Incentive Plan permits the Compensation Committee to grant options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code, and options that do no so qualify ("Non-Qualified Options"). The Compensation Committee shall establish the option price at the time each option is awarded, provided that the price shall not be less than 100% of the Fair Market Value of the Common Stock. If the employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the voting power of the Common Stock then the option price for an Incentive Option shall not be less than 110% of the Fair Market Value of the Common Stock and the term of such Incentive Option shall not be more than five years from the date of grant. The "Fair Market Value of the Common Stock" means the average of the high and low reported sale prices at which the Common Stock is traded on the day prior to the grant or if no Common Stock is traded on such date, the most recent date on which the Common Stock was traded.

          The Compensation Committee will fix the term of each option, and such term may not exceed ten years from the date of the grant, subject to the term limitations for grants of options to an employee who owns or is deemed to own more than 10% of the voting power of the Common Stock. Upon exercise, the exercise price must be paid in full either in cash or in other form acceptable to the Compensation Committee, including by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

          To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

          Restricted Stock. The Compensation Committee may also award restricted shares of Common Stock subject to such conditions and restrictions as the Compensation Committee may determine (a "Restricted Stock Award"). The conditions and restrictions applicable to a Restricted Stock Award may include continued employment with the Company and the achievement of certain Company performance criteria or both. In addition, a Restricted Stock Award may be subject to the attainment of specified performance goals or targets, as determined by the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the Federal income tax consequences under the Code of the grant and exercise of the various types of benefits that may be awarded under the Stock Incentive Plan.

  Incentive Options

     Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over
(2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

     Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of an Incentive Option.

     An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

  Non-Qualified Options

     There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

     Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

  Parachute Payments

     The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

  Limitation on Company's Deductions

     As a result of Section 162(m) of the Code, the Company's Federal tax deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

EFFECTIVE DATE OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan will become effective upon the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting. Awards under the Stock Incentive Plan may be granted until May 21, 2007.

RECOMMENDATION

     The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by officers and other employees of the Company and provide competitive compensation opportunities consistent with performance. The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends on for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such persons with those of the Company. However, under the Employee Plan only 18,225 shares remain available for grant. The shares available under the Employee Plan will not be utilized.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK INCENTIVE PLAN.

                              CERTAIN TRANSACTIONS

     On July 14, 1987, the Bank originated a loan in the amount of $300,000 to Peter C. Bennett, a director of the Company and the Bank. Mr. Bennett refinanced the loan in February 1994 in the amount of $293,000. At December 31, 1996, the outstanding balance remains $293,000. The loan is a first mortgage loan on Mr. Bennett's primary residence, was made in the ordinary course of business under normal credit terms, including interest rates and collateralization prevailing at the time for comparable transactions with other persons, and does not represent more than normal credit risk. In August, 1996, the Bank provided three Letters of Credit, in the aggregate amount of $1,055,281, for Cohasset Heights, Ltd. They are entirely secured by deposit accounts at the Bank. John M. Barry, a Director of the Company and the Bank, is an officer and director of Cohasset Heights, Ltd. At December 31, 1996, the Bank's commitment under these Letters of Credit remains $1,055,281. These obligations were made in the ordinary course of business under normal credit terms, including fees and collateralization, prevailing at the time for comparable transactions with other persons and do not represent more than normal credit risk.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them. Such custodians will be reimbursed for their expenses.

                              INDEPENDENT AUDITORS

     The Company has selected KPMG Peat Marwick LLP ("KPMG") as the independent auditors for the Company for the fiscal year ending December 31, 1997. KPMG has served as the Company's and the Bank's independent auditors since 1987. A representative of KPMG will be present at the Meeting, will be given the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

     A summary of the proceedings of the 1997 Annual Meeting of Stockholders will be available after July 1, 1997, to any stockholder upon request to the Clerk and upon payment of $10.00 to cover the cost of postage and production.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for inclusion in the Company's proxy statement in connection with its 1998 annual meeting of stockholders must submit the proposal so as to be received by the Clerk of the Company at the principal executive offices of the company located at Ten Post Office Square, Boston, Massachusetts 02109, not later than December 1, 1997. In addition, in order to be included in the proxy statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

     Stockholders wishing to present business for action at the 1998 annual meeting or to nominate directors for election at a meeting of the Company's stockholders, must do so in accordance with the By-laws. The By-laws provide, among other requirements, that in order to be presented at an annual meeting, such stockholder proposals or nominations may only be made by holders of record who shall have given notice of such proposals or nominations and any other required information to the Company no earlier than January 21, 1998, and no later than March 21, 1998.

                                                                      APPENDIX A

                          BOSTON PRIVATE BANCORP, INC.

                      1997 LONG-TERM STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

SECTION 1:  PURPOSE

     The Boston Private Bancorp, Inc. (the "Company") 1997 Long-Term Stock Incentive Plan (the "Plan") has been adopted to encourage and create significant ownership of the Company's Common Stock by key management employees. Additional purposes of the plan include:

          - To motivate and reward the building of long-term shareholder value;

          - To provide opportunities for acquiring longer term stock ownership which will align the interests of senior officers and other key employees with those of shareholders;

          - To reinforce a strong performance orientation;

          - To support retention of key individuals critical to the long-term success of the company;

          - To provide fully competitive compensation opportunities consistent with performance; and

          - To foster an affiliation with the Company and support collaborative teamwork across lines of business.

SECTION 2:  DEFINITIONS

     - AWARD means any Stock Option or Restricted Stock Award granted under the Plan.

     - BOARD means the Company's Board of Directors.

     - CHANGE IN CONTROL means any occurrence of events as defined in the Change in Control Protection Agreements for Senior Officers.

     - CODE means the Internal Revenue Code of 1986, as amended.

     - COMMITTEE means a compensation committee of not less than two non-employee members of the Board, appointed by the Board to administer the Plan.

     - COMPANY means Boston Private Bancorp, Inc., a corporation established under the laws of the Commonwealth of Massachusetts, and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest as determined by the Committee.

     - EMPLOYEE means any person employed by the Company or any present or future Subsidiary of the Company.

     - FAIR MARKET VALUE means, with respect to Common Stock, the fair market value of such property as determined by the Committee from time to time. Under no circumstance shall the Fair Market Value be less than the par value of the Common Stock. Generally, whenever the Common Stock is traded on a public market, Fair Market Value means the average of the high and low reported sales prices at which the Common Stock is traded on the day prior to the grant, or, if no Common Stock is traded on such date, the most recent date on which Common Stock was traded, as reflected on such public market. The Committee in its sole discretion may establish any other such Fair Market Value if in its determination this price is not a fair and representative sales price for the Common Stock.

     - INCENTIVE STOCK OPTION, OR ISO, means a Stock Option to purchase Shares awarded to a Participant which is intended to meet the requirements of
       Section 422 of the Code or any successor provision.

     - NON-QUALIFIED STOCK OPTION, OR NQSO, means a Stock Option to purchase Shares of Common Stock awarded to a Participant which is not intended to meet the requirements of Section 422 of the Code or any successor provision.

     - 1934 ACT means the Securities Exchange Act of 1934, as amended.

     - PARTICIPANT means an employee of the Company, or any Subsidiary of the Company, selected by the Committee (or its delegate as provided under Section 4) to receive an Award under the Plan.

     - REPORTING PERSON means an individual who is subject to Rule 16 of the 1934 Act by virtue of his or her relationship with the Company.

     - RESTRICTED STOCK AWARD means an Award to a Participant comprised of Common Stock granted under Section 7 of the Plan.

     - SHARES means shares of the Common Stock of the Company. Stock Option means an Award in the form of the right to purchase a specified number of Shares at a specified price during a specified period.

     - SUBSIDIARY means any corporation or other entity (other than the Company) in any unbroken chain or corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 3: EFFECTIVE DATE

     The Plan shall be effective as of May 21, 1997. No Awards may be made under the Plan after ten years from the date of approval or after any earlier termination of the Plan by the Board.

SECTION 4: ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable. The Committee shall also have full discretion to interpret the provisions of the Plan.

SECTION 5: ELIGIBILITY

     The Board, upon recommendation of the Committee, may grant Awards to any senior officer or other employee of the Company or its Subsidiaries as determined by the Committee.

SECTION 6: STOCK AVAILABLE FOR AWARDS

     (a) COMMON SHARES AVAILABLE. The maximum number of Shares available for Awards under the Plan for each fiscal year beginning after December 31, 1997 shall be the sum of the amounts described in (i) and (ii) below.

           (i) Such aggregate number of Shares of Common Stock as does not exceed four percent (4%) of the total Shares of outstanding Common Stock of the Company as of the last business day of the preceding fiscal year: any Shares described in this (i) which are not granted as Awards for a fiscal year shall not carry over and be available for Awards in any subsequent fiscal year.

          (ii) The Shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) under this Plan.

     The maximum number of Shares available for Awards under the Plan for the fiscal year beginning January 1, 1997 and ending December 31, 1997 (the "Transition Year") shall be 155,877 Shares, which amount represents four percent (4%) of the total Shares of outstanding Common Stock of the Company as of the last business day of the fiscal year preceding the Transition Year less the number of awards previously granted under the Company's 1988 Employee Incentive Stock Option Plan during the Transition Year: any Shares described in this sentence which are not granted as Awards for the Transition Year shall not carry over and be available for Awards in any subsequent fiscal year.

     Not to exceed this limitation, the Committee will determine the actual number of Shares which may be granted in each fiscal year based on the Company's performance versus goals established by the Committee.

     (b) SHARE USAGE LIMITS. For the period the Plan is in effect the aggregate number of Shares that may be granted as Restricted Stock Awards shall not exceed two percent (2%) of total Shares outstanding each year. Additionally, the aggregate number of Shares that may be covered by Awards for any one Participant each calendar year that the Plan is in effect shall not exceed 100,000 Shares. Subject to the availability of Shares under the Plan, the maximum number of Shares for which Incentive Stock Options may be granted over the ten-year life of the Plan shall not exceed 3,000,000 Shares.

     (c) ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of Shares that may be issued under the Plan; (ii) the number of Shares covered by each outstanding Award made under the Plan; and (iii) the option, base or purchase price per Share for any outstanding Stock Options and other Awards granted under the Plan provided that any such actions are consistently and equitably applicable to all affected Participants. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the Shares available for issuance under the Plan.

     (d) COMMON STOCK USAGE. The Shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares of Common Stock available for issuance under the Plan.

SECTION 7: AWARDS

     (a) GENERAL. The Committee shall determine the type or types of Award(s) (as set forth below) to be made to each Participant and shall approve the terms and conditions of all such Awards in accordance with Sections 4 and 8 of the Plan.

     (b) STOCK OPTIONS. A Stock Option shall confer on a Participant the right to purchase a specified number of Shares from the Company subject to the terms and conditions of the Stock Option grant as determined by the Compensation Committee. The Committee shall establish the option price at the time each Stock Option is awarded, provided that price shall not be less than 100% of the Fair Market Value. Stock Options may be in the form of ISOs or NQSOs. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and ISO is awarded to such Participant, the option price shall not be less than 110% of the Fair Market Value at the time such ISO is awarded and the term of such option shall be no more than five years from the date of grant. The aggregate Fair Market Value at time of grant of the Shares covered by ISOs exercisable by any one optionee in any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). The recipient of a Stock Option grant shall pay for the Shares at the time of exercise in cash or such other forms as the Committee may approve, including Shares valued at their Fair Market Value on the date of exercise, or in a combination of forms. The Committee may also permit Participants to have the option price delivered to the Company by a broker pursuant to an arrangement whereby the Company, upon irrevocable instructions from a Participant, delivers the exercised Shares to the broker.

     (c) RESTRICTED STOCK AWARDS. A Restricted Stock Award shall confer on a Participant the right to receive a specified number of Shares subject to the terms and conditions of the Award, which may include forfeitability contingencies based on continued employment with the Company or on meeting performance criteria or both. Such Awards may be subject to the attainment of specified performance goals or targets, as determined by the Committee and set forth in the specific Award agreements.

SECTION 8: GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) TRANSFERABILITY AND EXERCISABILITY. Any Award under this Plan will be non-transferable and accordingly shall not be assignable, alienable, salable or otherwise transferable by the Participant other than by will or the laws of descent and distribution. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the Participant's rights and receive any distributions under this Plan upon the Participant's death.

     (b) GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

     (c) GRANT TERMS AND CONDITIONS. Subject to the other provisions of the Plan, the Committee shall determine the provisions and duration of grants made under the Plan, including the Option Prices for all Stock Options, the consideration, if any, to be required from Participants for Restricted Stock Awards, and the conditions under which a Participant will retain rights under the Plan in the event of the Participant's termination of employment while holding any outstanding Awards.

     (d) TAX WITHHOLDING. The Company shall have the right to deduct from any settlement of an Award, including the delivery or vesting of Shares, made under the Plan, a sufficient amount to cover withholding of any federal, state or local taxes required by law or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

     (e) DOCUMENTATION OF GRANTS. Awards made under this Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe. The Committee need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case, acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

     (f) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, Shares, or other Awards.

     (g) CHANGE IN CONTROL/OTHER TRANSACTIONS. In the event of a Change in Control in the Company, each outstanding Stock Option shall automatically become fully exercisable and each Restricted Stock Award shall be subject to such terms, if any, with respect to a Change in Control as have been provided by the Committee in connection with such Award. In order to preserve a Participant's rights under an Award from this Plan or any predecessor plan in the event of a merger or sale of all or substantially all of the assets of the Company in which outstanding Shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Committee in its discretion may take one or more of the following actions: (i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each Share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Committee) of the consideration payable per Share of Stock pursuant to the business combination (the

"Merger Price") times the number of Shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options, or (iv) make such other provisions as the Committee may consider equitable and in the best interests of the Company.

SECTION 9:  MISCELLANEOUS

     (a) PLAN AMENDMENT. The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's shareholders shall be made which would increase the total number of Shares available for issuance under the Plan.

     (b) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided by an applicable agreement or other documentation of an Award.

     (c) NO RIGHTS AS SHAREHOLDER. Only upon issuance of Shares to a Participant (and only in respect to such Shares) shall the Participant obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

     (d) NO FRACTIONAL SHARES. No fractional Shares shall be issued under the Plan, however, the Committee may provide for a cash payment as settlement in lieu of any fractional Shares.

     (e) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Except as expressly determined by the Committee, settlements of Awards received by Participants under this Plan shall not be deemed as part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

     (f) TERMINATION OF EMPLOYMENT. If a Participant terminates employment for reason of retirement, disability or death, any Stock Options which are vested but not yet exercised shall be exercisable for a period of up to three years from the date of termination of employment. If a Participant terminates employment from the Company for any other reason, any Stock Options which are vested but not yet exercised shall be exercisable for a period of up to thirty days from the date of termination of employment.

     (g) UNFUNDED PLAN. The Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund(s). Likewise, the Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (h) SUCCESSORS AND ASSIGNEES. The Plan shall be binding on all successors and assignees of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     (i) GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts and applicable federal law.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                                                1. To elect five (5) Class III Directors to serve until the 2000
                                                                   Annual Meeting and until their successors are duly elected and qualified.

-------------------------------                                    NOMINESS: HEBERT S. ALEXANDER      For All   With-  For All
  BOSTON PRIVATE BANCORP,INC.                                                KATE S. FLATHER          Nominees  hold   Except
-------------------------------                                              LYNN THOMPSON HOFFMAN       [ ]     [ ]     [ ]
                                                                             TIMOTHY L. VAILL
                                                                             CHARTES O. WOOD, III

                                                                   If you wish to withhold your vote from any of the nominees listed above, mark the "For All Except" box and strike a
                                                                   line through the nominee's(s') name(s) from whom you wish to withhold your vote.
                                                                                                         For   Against  Abstain
     RECORD DATE SHARES:                                        2. To adopt the Boston Private Bancorp,  [ ]     [ ]     [ ]
                                                                   Inc. 1997 Long-Term Stock Incentive
                                                                   Plan.



                                                                 Mark box at right if you plan to attend the Meeting     [ ]
                                                 -------------
  Please be sure to sign and date this Proxy     Date            Mark box at right if an address change has been noted   [ ]
--------------------------------------------------------------   on the reverse side of this card.

-------Stockholder sign here-----------Co-owner sign here-----

DETACH CARD                                                                                                          DETACH CARD

                                                   BOSTON PRIVATE BANCORP, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and your are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 21, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Bancorp, Inc.


                                                   BOSTON PRIVATE BANCORP, INC.

                                                      TEN POST OFFICE SQUARE
                                                          BOSTON MA 02109

The undersigned hereby constitutes and appoints Mark D. Thompson and Ana E. Steele, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of common stock of Boston Private Bancorp, Inc. (the "Corporation"), held of record by the undersigned on March 21, 1997, at the Annual Meeting of Stockholders to be held on Wednesday, May 21, 1997 at 9:00 a.m., Boston time, or any adjournments or  postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION
IS GIVEN, THIS PROXY WILL BE VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS LISTED IN PROPOSAL 1, FOR THE APPROVAL OR
THE ADOPTION OF THE BOSTON PRIVATE BANCORP, INC. 1997 LONG-TERM STOCK INCENTIVE PLAN SET FORTH IN PROPOSAL 2 AND, IN THEIR
DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDERS WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS
NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy
Statement with respect thereto, the Corporation's Annual Report on Form 10-KSB for Fiscal Year 1996 and the Corporation's Annual
Report to Stockholders for Fiscal Year 1996, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked any time before it is exercised.
       -----------------------------------------------------------------------------------------------------------------
-------               PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.               -----------
       -----------------------------------------------------------------------------------------------------------------
       NOTE: Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.
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                                                     HAS YOUR ADDRESS CHANGED?

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